UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2007

HOKU SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1075 Opakapaka Street Kapolei, Hawaii	96707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Facility with Bank of Hawaii

On March 23, 2007, Hoku Materials, Inc., a wholly-owned subsidiary of Hoku Scientific, Inc., and Bank of Hawaii entered into a Credit Agreement and a Pledge and Security Agreement, collectively the Credit Facility. The aggregate principal amount that may be borrowed under the Credit Facility is $13.0 million and the maturity date of such loans is September 23, 2007. Hoku Materials plans to use the Credit Facility to finance, in part, expenses related to its polysilicon production facility in Idaho. Specifically, Hoku Materials plans to use the funds to make the initial deposit of 3.1 million Euros (approximately $4.2 million) under a polysilicon reactor purchase contract with GEC Graeber Engineering Consultants GmbH, and MSA Apparatus Construction for Chemical Equipment Ltd. Payment of this initial deposit will begin the 15-month delivery deadline for equipment capable of producing 1,500 metric tons of polysilicon per year, with additional equipment being delivered within three months after the first delivery. This additional equipment will allow Hoku Materials to manufacture an additional 500 metric tons of polysilicon per year, for a planned annual production capacity of 2,000 metric tons.

Loans under the Credit Facility will bear interest, dependent upon our election at the time of the advance, at either: (1) at a floating rate per annum equal to the sum of the primary index rate established from time to time by the Bank of Hawaii minus 1.25% or (2) at a rate per annum equal to the sum of LIBOR for such LIBOR interest period plus 0.50%.

Loans under the Credit Facility will be secured by a first priority security interest in Hoku Materials’ cash, cash equivalents, short-term investments and marketable securities contained in an account at Piper Jaffray, a third-party investment bank. Hoku Materials must maintain a loan-to-value ratio between 70% to 95% dependent upon the collateral type in such account. Hoku Scientific and Hoku Materials are also subject to certain financial and operational covenants.

The summary of the material terms of the Credit Facility set forth above is qualified in its entirety by reference to the Credit Agreement and the Pledge and Security Agreement, copies of which are attached hereto as Exhibit 10.39 and Exhibit 10.40, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit Number	Description
10.39	Credit Agreement, dated March 23, 2007, by and between Hoku Materials, Inc. and Bank of Hawaii.

10.40+	Pledge and Security Agreement, dated March 23, 2007, by and between Hoku Materials, Inc. and Bank of Hawaii.

+	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from these exhibits and have been filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 29, 2007

HOKU SCIENTIFIC, INC.

By:	/s/ DUSTIN SHINDO
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.39	Credit Agreement, dated March 23, 2007, by and between Hoku Materials, Inc. and Bank of Hawaii.

10.40+	Pledge and Security Agreement, dated March 23, 2007, by and between Hoku Materials, Inc. and Bank of Hawaii.

+	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from these exhibits and have been filed separately with the Securities and Exchange Commission.